UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/12/2009

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

CV Therapeutics, Inc. ("CV Therapeutics" or the "Company") retired over $100 million in outstanding convertible debt in the fiscal year ended December 31, 2008, through debt repurchases and exchanges. CV Therapeutics currently expects to record over $100 million of net product revenues for 2008 from sales of Ranexa(R) (ranolazine extended-release tablets). CV Therapeutics currently expects to record over $200 million of total revenues for 2009, including but not limited to net product revenues from sales of Ranexa(R) (ranolazine extended-release tablets).   CV Therapeutics currently expects total costs and expenses, not including cost of sales, to be approximately $220 million for 2008, which is consistent with the Company's previously disclosed guidance. CV Therapeutics currently expects total costs and expenses, not including cost of sales, to be approximately $35 million to $45 million higher for 2009, compared to the prior fiscal year, which is consistent with the Company's previously disclosed guidance. Product and collaboration revenues, which are not reflected in this operating expense figure, will offset a portion of operating expenses. Net of product and collaboration revenues, CV Therapeutics currently expects to achieve a net loss of less than $75 million for 2009, not including the financial statement impact of further debt retirements, if any.

The matters set forth in this report are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including operating losses and fluctuations in operating results; capital requirements; regulatory review and approval of CV Therapeutics' products; the conduct and timing of clinical trials; commercialization of products; market acceptance of products; product labeling; concentrated customer base; reliance on strategic partnerships and collaborations; uncertainties in drug development; uncertainties regarding intellectual property; and other risks detailed from time to time in CV Therapeutics SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. CV Therapeutics disclaims any intent or obligation to update these forward-looking statements.

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Item 8.01.    Other Events

The matters set forth above in Item 2.02 are incorporated in this Item 8.01 by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: January 16, 2009	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Senior Vice President and General Counsel